Exhibit 99.1

**FOR IMMEDIATE RELEASE**

Datavault AI Expects 2026 Full Year Revenue of $40 Million to $50 Million Driven by Acoustic & Data Sciences Platforms

•	IBM’s Partner Plus Program; NYIAX Partnership; Closing of CSI and Other Strategic Initiatives to fuel near term growth

•	Licensing strategy in multiple end markets expected to propel long-term growth

•	Expected to raise $15 million cash to support business strategy for 2025

•	Investor business update call scheduled for April 3, 2025 at 11:00 am ET

BEAVERTON, OR, April 1, 2025 – Datavault AI Inc. (Nasdaq: DVLT), a leader in AI-driven data experience, valuation and monetization, has set a revenue goal of $40 million to $50 million for 2026 and issued a Letter to Shareholders, highlighting its advancements and strategic initiatives that are shaping the Company’s trajectory. In support of its growth plans, the company has executed agreements to secure $15 million in convertible debt financing. Additionally, Datavault AI will host a business update conference call on April 3, 2025, at 11:00 AM ET, to discuss its key developments.

Senior Secured Convertible Notes

The Company entered into a Senior Secured Convertible Note financing agreement, with expected total gross proceeds of $15 million after original issue discount of 10%, to be received in two closings. The initial close for $5 million is expected this week; the second close for $10 million is expected to occur 20 calendar days after the filing of a definitive information statement with the SEC disclosing receipt of written consent by the Company’s stockholders approving the financing.

“Datavault AI is redefining the landscape of data monetization and valuation, and our 2025 momentum is a testament to our vision,” said Nathaniel T. Bradley, CEO of Datavault AI Inc. “The financing will support the planned closing of certain assets from CompuSystems Inc. (CSI) as well as the future expansion of our intellectual property portfolio management across both our acoustic and data science portfolios.

“Our Web 3.0 solutions are gaining market traction, and we are delivering technical capabilities to customers that enable them to transform trusted data into reliable and measurable revenue streams. We tackle technical and business challenges through innovation, and our marketing and business development teams are dedicated to educating decision-makers and increasing both the scope and scale of our future contracting activities across key sectors to deliver passive, residual, high-margin, and highly scalable revenue opportunities for Datavault AI. These and other initiatives are driving our business and excite me to introduce our full-year 2026 revenue target of $40 million to $50 million.”

Letter to Shareholders

As we navigate the early months of 2025, Datavault AI Inc. continues to forge ahead with strategic precision, solidifying our leadership in the Web 3.0 era. Our unwavering commitment to innovation, partnerships, and intellectual property expansion has positioned us as a trailblazer in the data monetization space. With a clear mission to transform data into a high-value asset, we have achieved significant milestones that underscore our momentum.

Pioneering Innovation at CES 2025

Kicking off the year at CES 2025 in Las Vegas, our innovative technologies captured widespread recognition. Forbes highlighted Datavault AI as a major event standout, spotlighting the unveiling of the Twinstitute—an industry-first digital twin facility adjacent to the Wynn and Encore resorts. Powered by our patented Data Vault® and ADIO® solutions, this innovation bridges the physical and digital worlds, offering transformative applications in personalized fan engagement and next-generation training systems. Our technology’s potential to redefine digital content monetization was further validated by industry leaders, reinforcing our position at the forefront of Web 3.0 advancements, which includes foundational patents in blockchain, AI, and acoustic sciences.

Strategic Alliances Accelerating Growth

Our momentum continued with an alliance announced on March 17, 2025, with NYIAX, a pioneer in transparent trading technology built on Nasdaq’s financial framework. This multi-year commercial and IP partnership:

•	Integrates our patented Information Data Exchange® (IDE) and Data Vault® platform with NYIAX’s blockchain exchange capabilities;

•	Enables businesses worldwide to list, price, and trade data assets with unprecedented efficiency and security; and

•	Positions us to capture a share of the projected $700 billion data monetization market in 2025¹.

In addition, we furthered this strategic relationship in a licensing agreement with NYIAX that integrates Datavault AI’s patented ADIO® technology into NYIAX’s cutting-edge advertising exchange, creating one of the world’s first fully functional ultrasonic advertising platforms.

On March 24, 2025, we announced our inclusion in IBM’s prestigious Partner Plus program:

•	Becoming one of IBM’s 500 global partners; and

•	Enabling us to further leverage our integration with CLEAR’s identity platform with IBM watsonx™.

Both of these collaborations utilize our AI-driven agents—DataValue®, DataScore®, and Data Vault Bank®—and enhance these ecosystems by providing real-time valuation and liquidity management, AI-powered financial modeling and tokenization, ensuring seamless integration and maximized returns for businesses leveraging our technology.

Strengthening Our Competitive Edge

Building on our acquisition of Data Vault Holdings’ assets in December 2024 and our subsequent rebranding to Datavault AI Inc. in February 2025, we now possess an extensive patent portfolio that spans:

•	AI-driven monetization;

•	Web 3.0 data management; and

•	Immersive audio technologies.

Our commitment to leveraging these assets extends across biotech, fintech, healthcare, and sports & entertainment sectors, which we expect will open up significant new revenue streams.

For example, an important milestone in reinforcing our industry leadership was our recent licensing agreement with Dolby® Laboratories. This partnership integrates Dolby’s renowned audio expertise with our WiSA® technologies, unlocking new revenue streams in immersive entertainment while enhancing the value of our Data Vault® and ADIO® technology stacks. This agreement not only validates the commercial potential of our innovations but also expands our footprint in high-growth markets, and is expected to drive immediate and long-term value for shareholders.

Defending Our Intellectual Property

A core tenet of our strategy is protecting the proprietary innovations that differentiate Datavault AI. In 2024, we secured a significant victory by settling an intellectual property dispute with Intercontinental Exchange Inc. (The ICE), reinforcing our commitment to safeguarding our IP assets. In consultation with third party legal and technology experts, we have identified additional instances of unauthorized use of our patented technologies and have engaged elite legal and financial partners, including Fish & Richardson (https://www.fr.com), Greenberg Traurig LLP (https://www.gtlaw.com), and Houlihan Lokey (https://www.hl.com), to lead our comprehensive licensing strategy. This team will drive this initiative while our in-house team focuses on executing crucial commercial business plans. Legal enforcement carries substantial financial implications, and we are confident our strategy to uphold our intellectual property rights will be successful and ultimately contribute capital and revenue to support our ambitious roadmap.

The Road Ahead

As we stand at the dawn of a new era where data is more than just an asset—it is a currency of power—our vision remains clear. Datavault AI is poised to lead the future of data monetization through relentless innovation, strategic partnerships, and an unwavering commitment to shareholder value. With our robust IP portfolio, cutting-edge technology, and forward-thinking leadership, we are well-positioned to capture new opportunities and drive sustainable growth.

Your trust fuels our journey, and we remain dedicated to delivering customer-centric results with precision, integrity, and vision for what will deliver future successes and the impact Datavault AI will ultimately create.

Yours in service,

Nathaniel T. Bradley

Chief Executive Officer

Datavault AI Inc.

Forward Looking Statements Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Words such as “expect,” “will,” “anticipates,” “estimates” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Such forward-looking statements, including statements herein regarding our business opportunities and prospects, strategy, future revenue expectations, licensing initiatives, recent funding and M&A activities as well as our plans to integrate acquired businesses and technologies, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the risk that we are unable to satisfy all closing conditions in connection with the senior notes issuance described above, and the acquisition of certain assets from CSI; our ability to successfully integrate all IP that we have acquired; risks regarding our ability to utilize the assets we acquire to successfully grow our market share; risks regarding our ability to open up new revenue streams as a result of the various agreements we have entered into and assets we have acquired; our current liquidity position and the need to obtain additional financing to support ongoing operations; general market, economic and other conditions; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to manage costs and execute on our operational and budget plans; our ability to achieve our financial goals; the degree to which our licensees implement the licensed technology into their products, if at all; the timeline to any such implementation; risks related to technology innovation and intellectual property, and other risks as more fully described in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this communication based on new information, future events, or otherwise, except as required by law.

Business Update Call

The Company plans to host a business update call on Thursday, April 3, 2025 at 11:00 am ET. The conference call will be available through a live webcast found here: Webcast | Datavault AI Corporate Update Call

Those without internet access or who wish to dial in may call: 1-833-366-1124 (domestic), or 1-412-317-0702 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Datavault AI call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for 90 days, at the above webcast link. A telephonic replay of the call will be available through April 10, 2025, and may be accessed by calling 1- 877-344-7529 (domestic) or 1- 412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 1346188.

A presentation will be accessible on Thursday, April 3, 2025, under the “Investors” section of the website at Datavault AI Events.

About Datavault AI Inc.

Datavault AI Inc. (Nasdaq: DVLT) is a leading data technology and licensing company specializing in AI-driven data valuation and monetization. Through its cloud-based Web 3.0 platform, Datavault AI offers solutions in high-performance computing, experiential data perception, and secure monetization.

Learn more at: www.dvlt.ai

¹ Data Monetization Market to touch US$ 708.86 Bn by 2025 - TMR

Investor and Media Contacts

Investors:
David Barnard, Alliance Advisors Investor Relations
(415) 433-3777
datavaultinvestors@allianceadvisors.com

Media Inquiries:
Sonia Choi
(844) DATA-400
sonia@vault.email